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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
Advanced Cell Technology, Inc.

We consent to the use of our Independent Registered Public Accounting Firm's Report dated March 22, 2006, appearing in the Prospectus which is part of the Registration Statement covering the consolidated balance sheet of Advanced Cell Technology, Inc. as of December 31, 2005 and the related consolidated statements of operations, stockholders' deficit and cash flows for the two year period then ended to be included in this Post-Effective Amendment No. 2 to the Registration Statement on Form SB-2 to be filed with the Commission on approximately March 31, 2006.

We also consent to the reference to us as experts in matters of accounting and auditing in this registration statement.

/s/ STONEFIELD JOSEPHSON, INC. Stonefield Josephson, Inc. Certified Public Accountants Los Angeles, California March 22, 2006

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm